                                                                     EXHIBIT 21

                                 SUBSIDIARIES

Coastcast Corporation, S.A. a Mexico corporation

Coastcast Tijuana, S. de R.L. de C.V., a Mexico corporation

California Precision Aluminum Casting, Inc., a California corporation